EXHIBIT 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-76817, 333-72841, and 333-41863) of Mechanical Technology Incorporated and Subsidiaries of our report dated October 27, 2000, except for Notes 8, 11, and 17, as to which the date is December 27, 2000, relating to the financial statements and financial statement schedule which appears in this Annual Report on Form 10-K.

s/PricewaterhouseCoopers L.L.P.

Albany, New York

December 27, 2000